UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

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HYBRID DYNAMICS CORPORATION
(Name of Registrant as Specified in its Charter)

__________________________________________________________
(Name of Person Filing Information Statement, if Other Than the Registrant)

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HYBRID DYNAM ICS CORPORATION
52-66 IOWA AVENUE
PATERSON, NJ 07503
(973) 279-3261

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF HYBRID DYNAMICS CORPORATION

I am writing to inform you that the Board of Directors of Hybrid Dynamics Corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

1.
The amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every two-hundred (200) shares of the Company's outstanding common stock, par value $0.00015 per share (the "Common Stock"), would be exchanged for one (1) new share of Common Stock.

2.	The amendment to the Company's Articles of Incorporation to effect a change in the Company’s name to DAM HOLDINGS, INC.

3.	Election of Mark Klein to be a member of the Board of Directors.

4.	Appointment of auditors for the year ending December 31, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will be effective at such time after the expiration of the aforementioned twenty (20) day period as the Board of Directors has determined the appropriate effective time for the reverse stock split and, upon such determination, the Company will file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the reverse stock split of the Company's outstanding Common Stock.

June 26, 2009	By Order of the Board of Directors

/s/ MARK S. KLEIN
Mark S. Klein, President

HYBRID DYNAMICS CORPORATION
52-66 IOWA AVENUE
PATERSON, NJ 07503

INFORMATION STATEMENT
June 26, 2009

This Information Statement is being mailed on or about June 26, 2009 to the stockholders of Hybrid Dynamics Corporation, a Nevada corporation (hereinafter referred to as the "Company"),  in connection with the corporate actions referred to below. The Company's board of directors (the "Board") and holders (collectively, the "Consenting Stockholders") of a majority of the issued and outstanding shares of common stock, par value $0.00015 per share (the "Common Stock"), of the Company entitled to vote on the matters set forth herein have approved the corporate actions described below. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on May 15, 2009 (the "Record Date").

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

The Nevada General Corporation Law permits the holders of a majority of the shares of the Company's outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. Consenting Stockholders holding an aggregate of 6,417,951 shares of Common Stock, representing approximately 55.44% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matters described herein. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, the Company had outstanding 11,575,667 shares of Common Stock. In accordance with Nevada General Corporation Law and the Company’s Articles of Incorporations and ByLaws, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board and the Consenting Stockholders have consented to (a) the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement, which provides for the amendment to the Company's Articles of Incorporation (i) to effect a change of the Company’s name to DAM HOLDINGS, INC. and (ii) to effect a stock combination, or reverse stock split, pursuant to which every two hundred (200) shares of the Company's outstanding Common Stock, would be exchanged for one (1) new share of Common Stock, (b) the election of our director to an additional term and (c) the appointment of Gruber & Company LLC as auditors of the Company for 2009.  The Company will pay all expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

VOTING SECURITIES

As of May 15, 2009, there were 11,575,667 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our Articles of Incorporation and Bylaws, no stockholder has any right to dissent to the proposed reverse stock split or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

NO FURTHER SHAREHOLDER ACTION IS REQUIRED

Under Nevada law and our Articles of Incorporation and Bylaws, these actions will become effective on the effective date without further shareholder action.

STOCKHOLDER AUTHORIZATION

(ITEM 1)
AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT A CHANGE IN NAME
AND
A REVERSE STOCK SPLIT OF COMMON STOCK

On May 30, 2009, the Board and the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to effect a change in the name of the Company to DAM HOLDINGS, INC.

On May 30, 2009, the Board and the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every two hundred (200) shares (the "Old Shares") of the Company's outstanding Common Stock would be exchanged for one (1) new share (the "New Shares") of Common Stock.  No fractional shares will be issued.  The par value of the Common Stock will remain unchanged after the reverse stock split as aforesaid.

The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The reverse stock split will be effected simultaneously for all shares of Common Stock pari pa su. Upon the Effective Date (as defined below) of the reverse stock split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the reverse stock split, multiplied by the Exchange Number.

The Board will have the authority to determine the exact timing of the Effective Date of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to,

●	overall trends in the stock market;

●	recent changes, prospects and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

●	the Company's actual and projected financial performance; and

●	the Company's anticipated merger with another entity.

The reverse stock split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's cancellation of fractional shares as described below. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

REASONS FOR THE REVERSE STOCK SPLIT

The Board reviewed the Company's current business and financial performance. The Board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

●	encourage greater investor interest in the Common Stock; and

●
reduce the likely future trading fees and commissions which may be incurred by stockholders, if and when a public trading develops for the Company’s shares, since these costs are based to a significant extent on the number of shares traded.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community and by potential business combination participants. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and possibly increase a valuation and potential future trading price of the Common Stock.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY STOCKHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a high number of outstanding shares of Common Stock, in the absence of the reverse stock split, may result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if such share price was substantially higher. This factor may limit the willingness of investors or business combination participants to accept or invest in the Common Stock.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will not affect the par value of the Common Stock. As a result, on the Effective Date of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio of one (1) to two hundred (200), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will increase because there will be fewer shares of the Company's Common Stock outstanding.

The reverse stock split is not part of “going private” transaction.

Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

			ESTIMATED
	PRIOR TO REVERSE		AFTER REVERSE
	STOCK SPLIT		STOCK SPLIT
Number of shares of Common Stock:
Authorized	99,000,000		99,000,000
Outstanding	13,008,706	(a)	65,044	(b)
Reserved for Issuance:
Convertible unsecured promissory note outstanding	258,517		1,293
Convertible Series A Preferred Stock outstanding	2,666,640		13,333
Class A Warrants outstanding (c)	2,666,640		13,333
Selling Agent Warrants outstanding (c)	499,492		2,497
Available for future issuance (d)	79,900,005		98,904,500

(a)	Includes 1,433,039 shares issuable upon the conversion of a convertible promissory note agreement.

(b)
The number of shares of the Company’s Common Stock outstanding immediately after the reverse stock split may be less (but will not be more) than the number of shares reflected in the above table, due to the fact that any fractional shares resulting from the reverse stock split will be cancelled and no shares will be issued in lieu thereof.

(c)
On the effective date the exercise price of the Class A Warrants will be increased from $0.225 per share to $45.00 per share and the exercise of the Selling Agent Warrants will be increased from $0.27 per share to $54.00 per share.

(d)
The Company is actively pursuing the renegotiation of certain of the Company’s indebtedness held by various noteholders and trade creditors of the Company.  The Company intends to convert this indebtedness to equity, thereby relieving the Company of it current obligations to satisfy this indebtedness out of the Company’s limited cash resources.  These renegotiation activities are ongoing as of the date of filing of this Information Statement, and, with the exception of the conversion of the note held by Mr. Lee on June 5, 2009 (see INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON), the Company has not yet reached an agreement with any other noteholder or creditor on conversion terms.  Nevertheless, if the Company is successful in renegotiating the positions of all noteholders and creditors the Company intends to convert, the Company anticipates that it will issue approximately 900,000 additional shares following the effective date of the reverse split described herein.

The increase in the number of authorized shares of Common Stock that are not issued or outstanding after the reverse stock split will significantly improve the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number, rounded down to the nearest whole number (except for owners of less than 200 Old Shares, who will receive no shares in exchange for the fractional shares they will own following the reverse stock split). While the Company expects that the reverse stock split will result in enhancing the interest of investors and possible business combination participants in the Common Stock, there can be no assurance that the reverse stock split will increase such interest or will result in any permanent increase in any future market price, which are dependent upon many factors, including the Company's performance and prospects.

Furthermore, the possibility exists that future liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. The reverse stock split will potentially increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares, because any shareholder who owns less than 20,000 Old Shares will receive less than 100 New Shares upon completion of the reverse stock split (except for shareholders who own less than 200 Old Shares, who will receive no New Shares for their fractional interests). There can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company's transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. All certificates for Old Shares may be returned to the Company’s transfer agent for cancellation and issuance of a certificate representing New Shares, for which the transfer agent may charge a fee.

FRACTIONAL SHARES

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will receive New Shares  rounded down to the nearest whole number and will receive no whole share for any remainder fractional interest.  Shareholders who own less than 200 Old Shares will receive no New Shares whatsoever nor any cash in lieu of their fractional share interest (because of the de minimus value of such fractional shares).

DISSENTERS' RIGHTS

Under Nevada law and in accordance with the Company’s Articles of Incorporation and ByLaws, stockholders are not entitled to dissenter's rights with respect to the proposed reverse stock split amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Share surrendered in the reverse stock split.

(ITEM 2)
ELECTION OF DIRECTOR

On May 30, 2009, the Consenting Stockholders re-elected Mark S. Klein to serve as our sole director of the Company for an additional term of three years.  Mr. Klein was originally appointed as a director of the Company on June 23, 2008 and has continued to serve as such since that time.

(ITEM 3)
APPOINTMENT OF AUDITORS

On May 30, 2009, the Consenting Stockholders adopted a resolution to appoint the accounting firm of Gruber & Company LLC as the accountants of record to the Company and to audit and report upon the financial statements of the Company for the year ending December 31, 2009.

Gruber & Company LLC served as auditors of the Company for the year-ended December 31, 2008, and have agreed to continue to serve as our auditors for the current year.

Principal Accountant Fees and Services.  The Company has incurred fees and costs for the audit of its financial statements during fiscal years 2007 and 2008, as set forth in the following table:

	For the year ended
	2008	2007
Audit Fees	$37,566	$33,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by our independent accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the  performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.

All Other Fees consist of fees billed for products and services provided by the principal accountant, other than those services described above.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On May 30, 2009, our Board and stockholders holding a majority of our voting power (i.e., the Consenting Stockholders) approved a resolution to amend our Articles of Incorporation and authorize our Board, at its discretion, to effect a reverse stock split of each share of common stock of the Company at a ratio of 1 share (i.e., New Shares) for every 200 shares of common stock outstanding (i.e., Old Shares). Additionally, our Board and Consenting Stockholders approved a resolution to amend our Articles of Incorporation and authorize our Board to change the name of the Company to DAM HOLDINGS, INC. Finally, Consenting Stockholders elected our existing director to an additional term and appointed Gruber & Company LLC as auditors of the Company for 2009.

In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the foregoing actions. Because holders of approximately 55.44% of our voting power signed a written consent in favor of these items we are authorized to (i) amend our Articles of Incorporation to effect the reverse stock split, (ii) amend our Articles of Incorporation to change the Company’s name, (iii) elect our existing director to a new term and (iv) retain our auditors for 2009.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The following table indicates how many shares of our common stock were beneficially owned as of May 15, 2009, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group.

In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants those are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 11,325,667 shares outstanding on May 15, 2009. The address of each director, executive officer and certain beneficial owners is listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Mark S. Klein Director, President, Secretary and Treasurer 52-66 Iowa Avenue Paterson, NJ 07508	4,609,773	40.10%

David S. Lee (1) 52-66 Iowa Avenue Paterson, NJ 07508	1,377,175	11.98%

Christopher Giordano (2) 264 Union Blvd., First Floor Totowa, NJ, 07512	1,533,546	13.34%

All officers and directors as a group (1 persons)	4,609,873	40.81%

(1)
Represents 1,377,175 shares of Hybrid’s common stock beneficially owned by Mr. Lee on May 15, 2009, including1,277,175 issuable upon the conversion of an 8% Convertible Secured Promissory Note in the principal amount of $100,000 assuming conversion took place on December 31, 2008.  This note was converted to 1,433,139 shares of common stock on June 5, 2009.

(2)
Includes 5,780 shares of Hybrid’s common stock owned by Mr. Giordano’s mother and non-resident minor children and 580,766 shares of Hybrid’s common stock owned by Birchwood Capital Advisors Group, Inc., a company wholly-owned by Mr. Giordano and 200,000 shares of Hybrid’s common stock owned by Trident Merchant Group, Inc. a company controlled by Mr. Giordano.

None of the Company's directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board of Directors of the Company approved the proposals discussed above in a meeting of the Board of Directors conducted on May 30, 2009.  No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.

FINANCIAL AND OTHER INFORMATION

The following information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 14, 2009, is incorporated herein by reference: (i) the Company's audited financial statements for the years ended December 31, 2008 and 2007 and (ii) the section entitled "Management's Discussion and Analysis" set forth in Item 6 of Part II thereof.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (973) 279-3261 or by mail to the Company's address at 52-66 Iowa Avenue, Paterson, NJ 07503, Attn: President.

INCORPORATION BY REFERENCE

This Information Statement incorporates by reference certain information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 14, 2009, and the Company's Quarterly Report on Form 10-Q for the 3 months ended March 31, 2009, as filed with the Securities and Exchange Commission on May 14, 2009.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Company's filings are available through the Commission's website at the following address: http://www.sec.gov.

By Order of the Board of Directors,

/s/ MARK S. KELIN	Date: June 26, 2009
MARK S. KLEIN
PRESIDENT

                                                                       Exhibit A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF HYBRID DYNAMICS CORPORATION

The undersigned officer of Hybrid Dynamics Corporation does hereby certify that:

1.           The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Hybrid Dynamics Corporation (the "Corporation").

2.           The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on July 22, 1999 (the "Articles of Incorporation").

3.           The Articles of Incorporation of the Corporation shall be amended as follows:

A.           Article I is amended to read as follows:

The name of the Corporation is DAM HOLDINGS, INC.

B.           Article IV is amended to add a new subparagraph (d) as follows:

(d)          On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every two-hundred (200) shares of common stock, par value $0.00015 per share (the "Common Stock"), of the Corporation issued and outstanding and of record on the books of the Corporation at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one (1) share of Common Stock (the "New Shares") of the Corporation. No fractional shares will be issued, and no cash or other consideration will be issued in lieu thereof.

4.           This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 11,575,667 shares and the number of shares that voted in favor of this Certificate of Amendment was 6,417,951shares.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this _________________________ day of ____, 2009.

Name:    Mark S. Klein
Title:      President